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                                                                    EXHIBIT 99.1


[ABINGTON BANCORP, INC. LOGO]


                                  NEWS RELEASE


                              FOR IMMEDIATE RELEASE


FOR: Abington Bancorp, Inc.         CONTACT: Robert M. Lallo
     97 Libbey Parkway                       Treasurer & Chief Financial Officer
     Weymouth Woods Corporate Offices        (781) 682-6903
     P.O. Box 890237
     Weymouth, MA 02189-0237
     www.AbingtonSavings.com


           ABINGTON BANCORP ANNOUNCES RESIGNATION OF CYNTHIA MULLIGAN

ABINGTON, MASS., December 4, 2002 --- Abington Bancorp, Inc. (NASDAQ: ABBK), a one-bank holding company for Abington Savings Bank, announced today that Cynthia
A. Mulligan, Senior Vice President-Consumer Banking Division, has resigned her position at the Bank for personal reasons. She will effectively leave the Company by mid-December.

Said James P. McDonough, President and Chief Executive Officer, "Cindy has been a great asset to the bank in expanding our relationships with our customers. She played an important role in assuring the smooth integration of the retail operations of Massachusetts Co-operative Bank, which we acquired this fall. We are grateful for her years of service and wish her well." Ms. Mulligan joined the Bank as Senior Vice President-Consumer Banking in September 1999.

The Bank expects to replace Ms. Mulligan in her position as soon as possible.

Abington Savings Bank is a Massachusetts-chartered savings bank with offices in Abington, Boston (Dorchester), Brockton, Canton, Cohasset, Halifax, Hanover, Hanson, Holbrook, Hull, Kingston, Milton, Pembroke, Quincy, Randolph and Whitman. Its deposits are insured by the Federal Deposit Insurance Corporation and Depositors Insurance Fund.


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